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                                                                     EXHIBIT 4.1





            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


                  THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 23, 1999 (this "Amendment"), is among Oxford Automotive, Inc., a Michigan corporation (the "Company"), the Borrowing Subsidiaries (the "Borrowing Subsidiaries", and collectively with the Company, the "Borrowers") and the Lenders set forth on the signature pages hereof (collectively, the "Lenders") and BANK ONE, MICHIGAN, a Michigan banking corporation, formerly known as NBD Bank, as agent for the Lenders (in such capacity, the "Agent").


                                    RECITALS

                  A. The Borrowers, the Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of May 14, 1999 (the "Credit Agreement").

                  B. The Borrowers desire to amend the Credit Agreement, and the Agent and the Lenders are willing to do so strictly in accordance with the terms hereof.

                                      TERMS

                  In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

                                   ARTICLE 1.

                                   AMENDMENTS

                  Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

         1.1 The following new definitions are added to Section 1.1 in appropriate alphabetical order:

                  "Canadian Support Release Date" shall mean the date on which each of the following conditions is satisfied, as determined by the Agent: (a) no Default or Event of Default has occurred and is continuing as of such date;
(b) the holders of the Subordinated Debt shall have agreed to release on such date all Contingent Liabilities of any of the Canadian Subsidiaries with respect to the Subordinated Debt; (c) the Mexican Facility Tranche A Lenders shall have agreed to limit the Contingent Liabilities of the Canadian Subsidiaries with respect to the Mexican Facilities Obligations on such date in the same manner as the Lenders are agreeing to limit the Contingent Liabilities of the Canadian Subsidiaries pursuant to the Loan Documents as described in the last sentence of
Section 2.11; (d) the terms and conditions of the agreements of the holders of the Subordinated Debt and the Mexican Facility Tranche A Lenders described in the foregoing clauses (b) and (c) shall be reasonably satisfactory to the Agent and, without limitation, such agreement by the Mexican Facility Tranche A Lenders shall not require the payment of any fee or other consideration by the Company or any of its Subsidiaries; and (e) such a date is on or prior to June 30, 2000.


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                  "First Amendment" shall mean the First Amendment to Amended and Restated Credit Agreement dated December 23, 1999 among the Borrowers, the Lenders and the Agent.

                  "First Amendment Effective Date" shall mean the date the First Amendment is effective.

          1.2 The definition of "Borrowing Base" in Section 1.1 is amended by adding the following paragraph to the end thereof:

                  Notwithstanding anything herein to the contrary, on and after the Canadian Support Release Date, the aggregate amount of the Borrowing Base attributable to assets owned by the Canadian Subsidiaries shall equal the lesser of (x) the amount of the Borrowing Base attributable to assets owned by the Canadian Subsidiaries pursuant to the above definition or (y) the aggregate outstanding principal balance of the Advances to the Canadian Borrowing Subsidiaries.

         1.3 The definition of "Total Covenant Obligations to Total Covenant EBITDA Ratio" in Section 1.1 is amended by adding the following to the end thereof:

                  provided, however, for purposes of Section 5.2(b), but not for purposes of the definition of "Applicable Margin", up to $30,000,000 of Total Debt relating to non-recourse factoring by Cofimeta and other Foreign Subsidiaries of the Company which are not Canadian Subsidiaries of their accounts receivable, which Total Debt is permitted by Section 5.2(e)(ix) and is non-recourse to Cofimeta or such other Foreign Subsidiaries and non-recourse to the Company or any of its other Restricted Subsidiaries in any manner, shall be excluded from the definition of Total Covenant Obligations as used in this definition.

         1.4 Section 2.11 is amended by adding the following paragraph to the end thereof:

                  Notwithstanding the above, on the Canadian Support Release Date, (x) the obligations guaranteed by any Canadian Subsidiary in any Guaranty shall be limited to the Advances owing by any Canadian Borrowing Subsidiary plus all other indebtedness, obligations and liabilities of any Canadian Subsidiary owing pursuant to the Loan Documents; (y) the obligations secured by any assets owned by any Canadian Subsidiary under any Security Document shall be limited to the amount of the Advances owing by any Canadian Borrowing Subsidiary plus all other indebtedness, obligations and liabilities of any Canadian Subsidiary owing pursuant to the Loan Documents; and (z) the Capital Stock of any Canadian Subsidiary pledged pursuant to any Security Document shall be limited to 65% of the Capital Stock of such Canadian Subsidiary. The Agent is hereby authorized by the Lenders to execute such amendments and releases to the Security Documents to give effect to the terms and provisions of the foregoing sentence.

         1.5 Section 5.2(e) is amended by adding the following to the end thereof:

                  Notwithstanding the above or anything else herein to the contrary, on and after the Canadian Support Release Date, the Canadian Subsidiaries will not create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than the Indebtedness permitted by Section 5.2(e)(i), (v) or (ix).


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         1.6      Section 5.2(g) is amended by adding the following to the
         end thereof:

                  Notwithstanding anything herein to the contrary, any of the Canadian Subsidiaries which are Wholly Owned Subsidiaries may merge with any other Canadian Subsidiary which is a Wholly Owned Subsidiary.

                                   ARTICLE 2.

                                 REPRESENTATIONS

                  Each Borrower and Guarantor represents and warrants to the Agent and the Lenders that:

         2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws or other charter documents, or any agreement or other undertaking to which it is a party or by which it is bound.

         2.2 This Amendment is the legal, valid and binding obligation of it enforceable against it in accordance with the terms hereof.

         2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties in each other Loan Document are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

         2.4 No Event of Default or Default exists or has occurred and is continuing on the date hereof.

         2.5 This Amendment, the Credit Agreement as modified by this Amendment and all other documents executed in connection herewith to which each Borrower and each Guarantor is a party are being entered into in compliance with all terms and provisions of the Credit Agreement and the other Loan Documents and all of the Advances and other indebtedness, obligations and liabilities which are or may be incurred pursuant to the Credit Agreement and the other Loan Documents, after giving effect to this Amendment, constitutes "Senior Debt" and "Designated Senior Debt" as defined in the Subordinated Debt documents and is incurred and will be incurred in compliance with all terms and provisions of the Subordinated Debt Documents, including in compliance with all limitations on the incurrence of indebtedness and other obligations contained therein. Each Borrower shall be deemed to have made the representations contained in this
Section 2.5 each time it requests an Advance under the Credit Agreement.


                                   ARTICLE 3.

                           CONDITIONS OF EFFECTIVENESS

                  This Amendment shall become effective as of the date hereof when each of the following has been satisfied:

         3.1 This Amendment shall be signed by the Borrowers and the Lenders.


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         3.2      Each of the Guarantors shall have executed the Consent and
Agreement at the end of this Amendment.

         3.3 The Company shall have delivered a legal opinion and other documents in connection with this Amendment as required by the Agent, in form and substance acceptable to the Agent.


                                   ARTICLE 4.

                                 MISCELLANEOUS.

         4.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

         4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

        4.3 The Borrowers acknowledge and agree that the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The Borrowers represent and warrant that they are not aware of any claims or causes of action against the Agent or any Lender, any participant lender or any of their successors or assigns.

        4.4 Except as expressly amended hereby, the Borrowers agree that the Credit Agreement and all other Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

        4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures hereon shall be enforceable as originals.



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                  IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

                                     OXFORD AUTOMOTIVE, INC.


                                     By:  /s/ Aurelian Bukatko

                                     Its: Sr. V.P. & CFO

                                     BMG NORTH AMERICA LIMITED


                                     By:  /s/ Aurelian Bukatko

                                     Its: Sr. V.P. & CFO

                                     OXFORD SUSPENSION LTD.


                                     By:  /s/ Aurelian Bukatko

                                     Its: Sr. V.P. & CFO


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                                 BANK ONE, MICHIGAN, as Agent and as a Lender


                                 By:     /s/

                                 Its: AVP

                                 BANK ONE, CANADA


                                 By:     /s/

                                 Its: AVP

                                 BANKERS TRUST COMPANY


                                 By:     /s/ Robert R. Telesca

                                 Its: AVP
                                 DEUTSCHE BANK CANADA, as successor to
                                 BT BANK OF CANADA, as the
                                 Affiliate Designated by BT
                                 ALEX BROWN to make Canadian
                                 Advances on its behalf for
                                 the purposes specified in
                                 this Agreement


                                 By:     /s/

                                 Its:    Managing Director

                                 By:     /s/

                                 Its:    Director

                                 ABN AMRO BANK N.V.


                                 By:     /s/

                                 Its:    Group V.P.

                                 By:     /s/ Laurie D. Flom

                                 Its:    Group V.P.

                                 COMERICA BANK


                                 By:     /s/

                                 Its:    Account Representative


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                                 CREDIT LYONNAIS CHICAGO BRANCH


                                 By:      /s/ Nigel R. Carter

                                 Its:     V.P.

                                 DRESDNER BANK AG,
                                 New York and Grand Cayman Branches


                                 By:      /s/ John R. Morrison

                                 Its:     V.P.


                                 By:      /s/ Thomas R. Brady

                                 Its:     V.P.


                                 FLEET NATIONAL BANK


                                 By:      /s/

                                 Its:     Authorized officer


                                 HARRIS TRUST AND SAVINGS BANK


                                 By:      /s/ Kirby M. Law

                                 Its:     V.P.

                                 NATIONAL BANK OF CANADA


                                 By:      /s/

                                 Its:     V.P.

                                 By:      /s/

                                 Its:     V.P.

                                 NATIONAL CITY BANK


                                 By:      /s/

                                 Its:     V.P.


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                                 NATIONAL CITY CANADA, INC.
                                 as the Affiliate designated by national
                                 City Bank to make Canadian Advances on
                                 its behalf


                                 By:      /s/

                                 Its:     V.P.

                                 THE BANK OF NEW YORK


                                 By:      /s/

                                 Its:     Assistant V.P.

                                 THE BANK OF NOVA SCOTIA


                                 By:      /s/

                                 Its:     Manager loan operations


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                              CONSENT AND AGREEMENT


         As of the date and year first above written, each of the undersigned hereby:

         (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and agrees to all terms and provisions of the above Amendment applicable to it;

         (b) agrees that each Guaranty and all other agreements executed by any of the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent or the Lenders (collectively, the "Guarantor Documents") are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Guarantor Document; and


         (c) acknowledges that its consent and agreement hereto is a condition to the Lenders' obligation under the above Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.


                            LOBDELL EMERY CORPORATION


                                       By:   /s/ Aurelian Bukatho*

                                      Its:       Treasurer

                                      WINCHESTER FABRICATION CORPORATION


                                      By:    /s/     *

                                      Its:       Treasurer

                                      CREATIVE FABRICATION CORPORATION


                                      By:    /s/     *

                                      Its:       Treasurer

                                      PARALLEL GROUP INTERNATIONAL, INC.


                                      By:    /s/     *

                                      Its:       Treasurer


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                                     LASERWELD INTERNATIONAL, L.L.C.


                                     By:     /s/    *

                                     Its:    Treasurer

                                     CONCEPT MANAGEMENT CORPORATION


                                     By:     /s/    *

                                     Its:    Treasurer

                                     LEWIS EMERY CAPITAL CORPORATION


                                     By:     /s/    *

                                     Its:   Treasurer

                                     BMG HOLDINGS, INC.


                                     By:     /s/    *
                                     Its:   Treasurer

                                     BMG NORTH AMERICA LIMITED


                                     By:     /s/    *

                                     Its:   Treasurer

                                     976459 ONTARIO LIMITED


                                     By:     /s/    *

                                     Its:   Treasurer

                                     829500 ONTARIO LIMITED


                                     By:     /s/    *

                                     Its:   Treasurer


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                                     OXFORD SUSPENSION, INC.


                                     By:     /s/    *

                                     Its:    Treasurer


                                     OXFORD SUSPENSION, LTD.


                                     By:     /s/    *

                                     Its:    Treasurer

                                     RPI, INC.


                                     By:     /s/    *

                                     Its:    Treasurer

                                     PRUDENVILLE MANUFACTURING, INC.

                                     By:     /s/    *

                                     Its:    Treasurer

                                     HOWELL INDUSTRIES, INC.

                                     By:     /s/    *

                                     Its:    Treasurer

                                     OASP, INC.

                                     By:     /s/    *

                                     Its:    Treasurer


                                     OASP II, INC.


                                     By:     /s/    *

                                     Its:    Treasurer


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